UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
July 25, 2007

NO BORDERS, INC
(Exact name of registrant as specified in its charter)

Nevada	0-1738	88-0429812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18301 Von Karman Irvine, CA 92613
(Address of principal executive offices)

(949) 251-0250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2007, Dan Johnson resigned from the Board of Directors of No Borders Inc. (the “Company”) effective immediately. The resignation of Mr. Johnson is for personal business considerations and commitments. Mr. Johnson did not resign as the result of any material disagreement with the Company or any matters relating to the Company’s operations, policies, or practices.

Item 8.01 Other Events

On July 25, 2007, No Border, Inc. (the “Company”) issued a press release announcing that it has entered into an arrangement with a subsidiary of InfoSpan for the marketing and distribution of United States bank issued debit cards to registered immigrant. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by No Borders, Inc. dated July 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NO BORDER, INC.

Dated: July 26, 2007	By:	/s/ Rizwan A. Uraizee
Rizwan A. Uraizee
Chief Financial Officer